Exhibit 10.1

Contribution and Exchange Agreement

This Contribution and Exchange Agreement (this “Agreement”), effective as of August 18, 2026, is made and entered into by and between Track Group, Inc., a Delaware corporation (“Contributor”), and Track Group Holdings, LLC, a Delaware limited liability company (“Holdings”). Each of Contributor and Holdings is referred to in this Agreement as a “Party” and collectively the “Parties”.

Recitals

Contributor desires to contribute, assign, transfer, convey and deliver to Holdings, and Holdings desires to accept from Contributor, all of Contributor’s right, title and interest in and to the equity interests described on Schedule 1 attached hereto (the “Contributed Interests”), in exchange for one hundred percent (100%) of the equity interests of Holdings (the “Holdings Equity”).

Agreement

Now, Therefore, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

1.

Contribution. Contributor hereby contributes, assigns, transfers, conveys and delivers to Holdings, and Holdings hereby accepts, as a capital contribution, all right, title and interest in, to and under all of the Contributed Interests.

2.	Holdings Equity Issuance. In exchange for the Contributed Interests, Holdings hereby issues the Holdings Equity to Contributor, and Contributor hereby accepts the Holdings Equity.

3.

Further Assurances.  Holdings and Contributor agree that they shall each do, execute, acknowledge and deliver, without unreasonable delay or conditions, all acts, agreements, instruments, notices and assurances as may be reasonably requested by the other Party to further effect and evidence the transactions contemplated hereby.

4.	Headings. The section headings herein are for convenience only and shall not affect the construction hereof.

5.

Severability.  Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

CONTRIBUTION AND EXCHANGE AGREEMENT

TRACK GROUP HOLDINGS

6.	Governing law. This agreement shall be governed by and construed in accordance with the internal laws of the state of Delaware (exclusive of the conflict of laws provisions thereof).

7.	Counterparts. This Agreement may be executed in counterparts, each of which will be deemed to be an original and all of which shall together constitute one and the same instrument.

8.	Effective Time. The transactions contemplated by this Agreement shall be effective as of the the date of this Agreement.

[signature page follows]

CONTRIBUTION AND EXCHANGE AGREEMENT

TRACK GROUP HOLDINGS

In Witness Whereof, the Parties have executed this Agreement as of the date above.

Track Group, Inc.

By: ______________________________

Name:  Derek Cassell

Title:    Chief Executive Officer

Track Group Holdings, LLC

By:  Track Group, Inc.

Title: Manager

By: ______________________________

Name:  Derek Cassell

Title:    Chief Executive Officer

CONTRIBUTION AND EXCHANGE AGREEMENT

TRACK GROUP HOLDINGS

Schedule 1

Contributed Interests

Entity	Number and Class of Shares	Equity Interests Contributed
Track Group Americas, Inc.	1,000,000 Common	100% of the issued and outstanding capital stock.
Track Group Analytics Ltd.	1 Common	100% of the issued and outstanding capital stock.
Track Group - Puerto Rico Inc.	1,000,000 Common	100% of the issued and outstanding capital stock.
Emerge Monitoring, Inc.	480 Preferred	100% of the issued and outstanding capital stock.

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CONTRIBUTION AND EXCHANGE AGREEMENT

TRACK GROUP HOLDINGS